                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 3(a)

[SEAL]                Prescribed by J. KENNETH BLACKWELL              EXPEDITE THIS FORM: (SELECT ONE)
                           Ohio Secretary of State                    MAIL FORM TO ONE OF THE FOLLOWING
                         Central Ohio: (614) 466-3910                            PO Box 1390
                   Toll Free: 1-877-SOS-FILE (1-877-767-3453)           [X] Yes
                                                                                 Columbus, OH 43216
                                                                      *** Requires an additional fee of $100 ***

                                                                                 PO Box 1028
                                                                        [ ] No
                                                                                 Columbus, OH 43216

www.state.oh.us/sos
e-mail: busserv@sos.state.oh.us

                           CERTIFICATE OF AMENDMENT BY
                             SHAREHOLDERS OR MEMBERS
                                   (Domestic)
                                Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)

(1) Domestic for Profit     PLEASE READ INSTRUCTIONS    (2) Domestic Non-Profit
    [X] Amended             [ ] Amendment                   [ ] Amended             [ ] Amendment
        (122-AMAP)              (125-AMDS)                      (126-AMAN)              (128-AMD)

COMPLETE THE GENERAL INFORMATION IN THIS SECTION FOR THE BOX CHECKED ABOVE.

Name of Corporation  Retail Ventures, Inc.

Charter Number       1372889

Name of Officer      James A. McGrady

Title                Executive VP, CFO, Secretary and Treasurer

[X] Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

[ ] A meeting of the

[ ] shareholders

[ ] directors (NON-PROFIT AMENDED ARTICLES ONLY)

[ ] members was duly called and held on _____________________
                                               (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise_______________% as the voting power of the corporation.

[X] In a writing signed by all of the [X] shareholders

[ ] directors (NON-PROFIT AMENDED ARTICLES ONLY)

[ ] members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the article of regulations or bylaws permit.

CLAUSE APPLIES IF AMENDED BOX IS CHECKED.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

ALL OF THE FOLLOWING INFORMATION MUST BE COMPLETED IF AN AMENDED BOX IS CHECKED.

IF AN AMENDMENT BOX IS CHECKED, COMPLETE THE AREAS THAT APPLY.

FIRST:  The name of the corporation is: Retail Ventures, Inc.

SECOND: The place in the State of Ohio where its principal office is located is in the City of:

                  Clinton                                Franklin
         ---------------------------              ----------------------
         (city, village or township)                     (county)

THIRD:  The purpose of the corporation are as follows:

         To engage in any business or activity for which corporations may be formed under sections 1701.01 to 1701.98, inclusive, of the Ohio revised Code.

FOURTH: The number of shares which the corporation is authorized to have outstanding is: 160,000,000

           (DOES NOT APPLY TO BOX (2))
                                                     no par common

         REQUIRED
Must be authenticated               /s/ James A. McGrady                           07/24/2003
(SIGNED) by and authorized          ------------------------------              -----------------
representative                      Authorized Representative                          Date

(SEE INSTRUCTIONS)                  James A. McGrady
                                    ------------------------------
                                    (Print Name)

                                    ------------------------------

                                    ------------------------------


                                    ------------------------------              -----------------
                                    Authorized Representative                          Date

                                    ------------------------------
                                    (Print Name)

                                    ------------------------------

                                    ------------------------------

         FIFTH:            The Board of Directors of the Corporation shall have
the power to cause the Corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it, (B) any security or other obligation of the Corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the Articles, and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the Articles. The Corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the Corporation. The authority granted in this Article FIFTH of these Articles shall not limit the plenary authority of the Directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, or other securities or obligations issued by the Corporation or authorized by its Articles.

         SIXTH:            Section 1. A. In anticipation that Schottenstein
Stores Corporation ("SSC"), a Delaware corporation, will remain a substantial shareholder of the Corporation, and in anticipation that the Corporation and SSC may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with SSC (including services of officers and directors of SSC as officers and directors of the Corporation), the provisions of this Section 1 are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve SSC and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and shareholders in connection therewith.

         B.       SSC shall have the right to, and shall have no duty not to,
(i) engage in the same or similar activities or lines of business as the Corporation, (ii) do business with any supplier or customer of the Corporation, and (iii) employ or otherwise engage any officer or employee of the Corporation, and neither SSC nor any officer or director thereof (except as provided in Paragraph C of this Section 1) shall be liable to the Corporation or its shareholders for breach of any fiduciary duty by reason of any such activities of SSC or of such person's participation therein. In the event that SSC acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both SSC and the Corporation, SSC shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its shareholders for breach of any fiduciary duty as a shareholder of the Corporation by reason of the fact that SSC pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate information regarding such corporate opportunity to the Corporation.

         C. In the event that a director or officer of the Corporation who is also a director or officer of SSC acquires knowledge of a potential transaction or matter which may be corporate opportunity for both the Corporation and SSC, such director or officer of the Corporation shall not be liable to the Corporation or its shareholders by reason of the fact that SSC pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation, if such director or officer acts in a manner consistent with the following policy:

                           (i) a corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of SSC, shall belong to the Corporation, unless such opportunity is expressly offered to such person in writing solely in his capacity as a director of SSC in which case such opportunity shall belong to SSC;

                           (ii) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of SSC, shall belong to the Corporation only if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Corporation, and otherwise shall belong to SSC; and

                           (iii) a corporate opportunity offered to any person who is an officer, whether or not such person is also a director, of both the Corporation and SSC shall belong to the Corporation only if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer or director of the Corporation, and otherwise shall belong to SSC.

         D. For the purposes of this Section 1, a "corporate opportunity" shall include, but not be limited to, any business opportunity which the Corporation is financially able to undertake, is, from its nature, in the line of the Corporation's business and is of practical advantage to it, and is one in which the Corporation has an interest or a reasonable expectancy, where the circumstances are such that the self-interest of SSC or the officer or directors, as the case may be, would be brought into conflict with that of the Corporation if SSC should embrace the opportunity.

         E. If any contract, agreement, arrangement or transaction between the Corporation and SSC involves a corporate opportunity and is approved in accordance with the procedures set forth in Section 2 of this Article SIXTH, SSC and its officer and directors shall be deemed to have fulfilled their fiduciary duties to the Corporation and its shareholders with respect thereto under this
Section 1. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any breach of any fiduciary duty, but shall be governed by the other provisions of this Section 1, these Articles and the Regulations (the "Regulations") and Chapter 1701 of the Ohio Revised Code.

         Section 2. A. In anticipation that (i) SSC will remain a substantial shareholder of the Corporation and have continued contractual, corporate and business relations with SSC, and in anticipation that the Corporation and SSC may enter into contracts or otherwise transact business with each other and that the Corporation may derive benefits therefrom and (ii) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest (collectively, "Related Entities"), the provisions of this Section 2 are set forth to regulate and define certain contractual relations and other business relations of the Corporation as they may involve SSC, Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and shareholders in connection therewith. The provisions of this Section 2 are in addition to, and not in limitation of, the provisions of Chapter 1701 of the Ohio Revised Code and the other provisions of these Articles of Incorporation. Any contract or business relation which does not comply with the procedures set forth in this Section 2 shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty, but shall be governed by the provisions of these Articles, the Regulations and Chapter 1701 of the Ohio Revised Code.

         B. No contract, action or transaction between the Corporation and SSC or between the Corporation and one or more of the directors or officers of the Corporation, SSC or any Related Entity or between the Corporation and any Related Entity shall be void or voidable solely for the reason that SSC, any Related Entity or one or more of the officers or directors of the Corporation, SSC, or the Related Entity are parties thereto, or solely because such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, and SSC, any Related Entity and such directors and officers shall not be liable to the Corporation or its shareholders by reason of entering into, performance or consummation of any such contraction, action, or transaction if:

                  (a) The material fact as to his or their relationship or interest and as to the contract, action or transaction are disclosed or are known to the Board of Directors or the committee thereof and the Board of Directors or committee thereof, in good faith reasonably justified by such facts, authorizes the contract, action, or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum of the directors or committee;

                  (b) The material facts as to his or their relationship or interest and as to the contract, action or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract, action or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract, action or transaction; or

                  (c) The contract, action or transaction is fair as to the Corporation as of the time it is authorized or approved by the Board of Directors, a committee of the Board of Directors, or the shareholders; provided, however, that nothing contained in this Section 2 shall limit or otherwise affect the liability of directors under Section 1701.95 of the Ohio Revised Code.

         C. Directors of the Corporation who are also directors or officers of SSC or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract, agreement, arrangement or transaction.

         D. For purposes of this Section 2, any contract, action or transaction with any subsidiary corporation or any partnership, joint venture or association or other entity in which the Corporation owns (directly or indirectly) fifty percent or more of the then outstanding voting stock, voting power, partnership interests or similar ownership interests, or with any officer or director thereof, shall be deemed to be a contract, action or transaction with the Corporation.

         E. The directors, by the affirmative vote of a majority of those in office, and irrespective of any financial or personal interest in any of them, shall have the authority to establish reasonable compensation, which may include pension, disability, and death benefits, for services to the Corporation by directors and officers, or to delegate such authority to one or more officers or directors.

         Section 3. Any person or entity purchasing or otherwise acquiring any interest in shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article SIXTH.

         Section 4.        For purposes of this Article SIXTH:

                  (i) SSC shall include all successors to SSC by merger, consolidation or otherwise, and all subsidiary corporations and all partnerships, joint ventures, associations and other entities in which SSC owns (directly or indirectly) fifty percent or more of the outstanding voting shares, voting power, partnership interests or similar ownership interests, but shall not include the Corporation and its subsidiaries; and

                  (ii) The "Corporation" shall include all subsidiary corporations and all partnerships, joint ventures, associations and other entities in which the Corporation owns (directly or indirectly) fifty percent or more of the outstanding voting shares, voting power, partnership interests or similar ownership interests.

         Section 5. This Article SIXTH shall remain in effect so long as SSC shall remain a substantial shareholder of the Corporation, or until it shall be amended or repealed by the affirmative vote of a majority of the outstanding capital shares of the Corporation entitled to vote in the issue. SSC shall be deemed to be a substantial shareholder of the Corporation so long as it shall hold shares of the Corporation entitled to ten percent (10%) or more of the combined voting power of all shares of the Corporation regularly entitled to vote for the election of directors.

         Section 6. Neither the alteration, amendment or repeal of this Article SIXTH, nor the adoption of any provision inconsistent with this Article SIXTH, shall eliminate or reduce the effect of this Article SIXTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SIXTH would accrue or arise, prior to such alteration, amendment, repeal or adoption.

         SEVENTH:          Indemnification and Insurance

         The Corporation shall indemnify any director, officer, incorporator, or any former director or officer of the Corporation or any person who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer, incorporator or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others as permitted by such Law, (ii) purchase and maintain insurance or provide similar protection on behalf of the directors, officers, or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and (iii) enter into agreements with such directors, officers, incorporators, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the Corporation as contemplated herein.

         EIGHTH:           None of the provisions of Section 1701.831 of the
Ohio Revised Code relating to control share acquisitions, shall be applicable to this Corporation.

         NINTH:            None of the provisions of Chapter 1704 of the Ohio
Revised Code relating to transactions affecting control shall be applicable to this Corporation.

         TENTH:            Notwithstanding any provision of Chapter 1701 of the
Ohio Revised Code now or hereafter in force, requiring for any purpose, the vote or consent of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required, maybe taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, or of such class or classes of shares thereof.

         ELEVENTH:         Notwithstanding any provision of Chapter 1701 of the
Ohio Revised Code now or hereafter in effect, no shareholder shall have the right to vote cumulatively in the election of directors.

         TWELFTH:          These Amended and Restated Articles of Incorporation
take the place of and supersede the existing Articles of Incorporation as heretofore amended.